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EXHIBIT 21

                                                          Jurisdiction or
Name                                                      State of Incorporation
----                                                      ----------------------


Citizens & Northern Bank (A)                              Pennsylvania

Bucktail Life Insurance Company (A)                       Arizona

Citizens & Northern Investment Corporation (A)            Delaware

C&N Financial Services Corporation (B)                    Pennsylvania





(A)  Wholly-owned subsidiary of Citizens & Northern Corporation

(B)  Wholly-owned subsidiary of Citizens & Northern Bank

























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